POWER OF ATTORNEY
Know all by these present, that the undersigned hereby
constitutes and appoints each of  James B. Murphy, of
OXiGENE, Inc. (the "Company"), and Megan Gates, Asya
Alexandrovich, and Jun Zhao of Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C., signing singly, with full power
of substitution, the undersigned's true and lawful
attorney-in-fact to:
(1)        execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer, director and/or
10% shareholder of the Company, forms and authentication
documents for EDGAR Filing Access;
(2)        do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to
complete and execute any such forms and authentication
documents;
(3)        execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or 10%
shareholder of the Company, Forms 3, 4 and 5 in accordance
with Section 16(a) of the Securities Exchange Act of 1934,
as amended, and the rules thereunder;
(4)        do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and
(5)        take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and conditions
as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed this 30th day of July 2007.

/s/ Patricia A. Walicke
Signature

Patricia A. Walicke
Print Name